SECURITIES PURCHASE AGREEMENT


     SECURITIES   PURCHASE   AGREEMENT   dated  as  of  August  31,   2001  (the
"Agreement"), between DBS Industries Inc., a Delaware corporation (the "Company"), and Azure Capital Holdings LLC, a Delaware limited liability company (the "Investor").

     WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, an aggregate of (i) $500,000 principal amount of the Company's 6% Convertible Debentures due 2006 (the "Convertible Debentures") and (ii) warrants (the "Warrants") to purchase 250,000 shares of the Company's common stock, $ .0004 par value.

     WHEREAS,  such  investments will be made in reliance upon the provisions of
Section 4(2) ("Section 4(2)") and/or Section 4(6) ("Section 4(6)") of the United States Securities Act of 1933 and/or Regulation D ("Regulation D") and the other rules and regulations promulgated thereunder (the "Securities Act"), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments in securities to be made hereunder.

     NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                               Certain Definitions

     In addition to the definitions set forth in the text of this Agreement, the following capitalized terms shall have the meanings ascribed to them below:

"Capital Shares" shall mean the Common Stock and any shares of any other class of common stock, whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

"Capital Share Equivalents" shall mean any securities, rights, or obligations that are convertible into or exchangeable for or give any right to subscribe for any Capital Shares of the Company or any warrants, options or other rights to subscribe for, purchase or otherwise acquire Capital Shares or any such convertible or exchangeable securities.

"Closing" shall mean each closing of the purchase and sale of the Convertible Debentures and Warrants pursuant to Section 2.1.

"Closing Date" shall mean each date on which (x) all conditions to Closing have been satisfied or waived as provided in Section 2.1(b) hereof and (y) a Closing shall have occurred.

"Code" shall mean the United States Internal Revenue Code of 1986, as amended, including the Treasury Regulations promulgated thereunder, as applicable.

"Common Stock" shall mean the Company's common stock, $.0004 par value per share.

"Conversion Shares" shall mean the shares of Common Stock issuable upon conversion of the Convertible Debentures, including any shares of Common Stock issued in payment of interest under the Convertible Debentures.

"Convertible Debentures" shall mean the $500,000 principal amount of the Company's 6% Convertible Debentures due 2006, in the form of Exhibit A hereto.

"Damages" shall mean any loss, claim, damage, judgment, penalty, deficiency, liability, costs or expenses (including, without limitation, reasonable attorneys' fees and disbursements and reasonable costs and expenses of expert witnesses and investigation).

"Disclosure Schedule" shall mean the written disclosure schedule delivered on or prior to the date hereof by the Company to the Investor that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Agreement.

"Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Registrable Securities as set forth in the Registration Rights Agreement.

"Environmental Laws" shall mean foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment, hazardous or toxic substances or wastes, pollutants or contaminants.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"GAAP" shall mean United States generally accepted accounting principles as shall be in effect from time to time.

"Intellectual Property" shall mean all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar proprietary rights, information and knowledge.

"IRS" means the United States Internal Revenue Service.

"Legend" shall mean the legend set forth in Section 9.1.

"Market Price" on any given date shall mean the lowest closing bid price of the Common Stock on the Principal Market (as reported by Bloomberg L.P.) for the period of five consecutive Trading Days ending on the Trading Day immediately prior to the date for which the Market Price is to be determined.

"Material Adverse Effect" shall mean any effect on the business, operations, properties, prospects, stock price or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under any of the Transaction Documents in any material respect.

"Outstanding," when used with reference to any Capital Shares, shall mean, at any date as of which the number of such Capital Shares is to be determined, all issued and outstanding Capital Shares, and shall include all such Capital Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Capital Shares; provided, however, that "Outstanding" shall not mean any such Capital Shares then directly or indirectly owned or held by or for the account of the Company.

"Person" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

"Principal Amount" shall mean, at any time, the unpaid principal balance of one or more Convertible Debentures.

"Principal Market" shall mean the American Stock Exchange, the New York Stock Exchange, the NASDAQ National Market, or the NASDAQ SmallCap Market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume, or if the Common Stock is not traded on an exchange or The Nasdaq Stock Market, the OTC Bulletin Board.

"Purchase Price" shall mean the Principal Amount of the Convertible Debentures purchased.

"Registrable Securities" shall mean the Conversion Shares and the Warrant Shares until (i) the Registration Statement has been declared effective by the SEC, and all Conversion Shares and Warrant Shares have been disposed of pursuant to the Registration Statement, (ii) all Conversion Shares and Warrant Shares have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, or (iii) all Conversion Shares and Warrant Shares have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive Legend.

"Registration Rights Agreement" shall mean the agreement regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between the Company and the Investor in the form annexed hereto as Exhibit C.

"Registration Statement" shall mean a registration statement on Form SB-2 if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale by the Investor of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement and the Registration Rights Agreement and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investor of the Registrable Securities under the Securities Act.

"Regulation D" shall have the meaning set forth in the recitals of this Agreement.

"SEC" shall mean the Securities and Exchange Commission.

"SEC Documents" shall mean the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000 and each report, proxy statement and registration statement filed by the Company with the SEC pursuant to the Exchange Act or the Securities Act since the filing of such Annual Report through the date hereof.

"Section 4(2)" and "Section 4(6)" shall have the meanings set forth in the recitals of this Agreement.

"Securities"shall mean the Convertible Debentures, the Warrants, the Conversion Shares and the Warrant Shares, individually and collectively.

"Securities Act" shall have the meaning set forth in the recitals of this Agreement.

"Subsidiary" shall mean any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest.

"Tax" or "Taxes" means Federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

"Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

"Trading Day" shall mean any day during which the Principal Market shall be open for business.

"Transaction Documents" shall mean this Agreement, the Convertible Debentures, the Warrants, the Registration Rights Agreement, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement.

"Warrants" shall mean the warrants to purchase Common Stock substantially in the form of Exhibit B to be issued to the Investor hereunder.

"Warrant Shares" shall mean all shares of Common Stock or other securities issued or issuable pursuant to exercise of the Warrants.

                                   ARTICLE II

            Purchase and Sale of Convertible Debentures and Warrants

Section 2.1. Investment.

     (a) Upon the terms and subject to the conditions set forth herein, on the Closing Dates set forth below the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, an aggregate of Five Hundred Thousand Dollars ($500,000) principal amount of Convertible Debentures, together with Warrants to purchase up to an aggregate of Two Hundred and Fifty Thousand (250,000) Warrant Shares having an initial exercise price equal to $ 1.06 [125% of the five day average stock price preceding the Closing Date], for a total purchase price of Five Hundred Thousand Dollars ($500,000), as follows:

Concurrently with the execution and delivery of this Agreement, the Investor shall deliver to the Company by wire transfer in accordance with written instructions from the Company Five Hundred Thousand Dollars ($500,000) in immediately available funds, representing the purchase price of Five Hundred Thousand Dollars ($500,000) principal amount of Convertible Debentures and Two Hundred and Fifty Thousand (250,000) Warrants, and the Company shall deliver to the Investor Five Hundred Thousand Dollars ($500,000) principal amount of
Convertible Debentures and Two Hundred and Fifty Thousand (250,000) Warrants, each registered in the name of the Investor.

     (b) Closing shall be subject to the satisfaction of the conditions to Closing set forth below:

     (i) The obligation of the Company hereunder to issue and sell the Convertible Debenture(s) and issue the Warrant(s) to the Investor at a Closing is subject to the satisfaction, at or before the relevant Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

     (A) The Investor shall have executed each of the Transaction Documents to be executed by it and delivered the same to the Company.

     (B) The Investor shall have delivered to the Company the Purchase Price for the Convertible Debentures and Warrants being purchased by the Investor at the Closing by wire transfer of immediately available funds pursuant to the written wire instructions provided by the Company.

     (C) The representations and warranties of the Investor shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing Date.

     (ii) The obligation of the Investor hereunder to purchase the Convertible Debenture(s) and Warrant(s) at the Closing is subject to the satisfaction, at or before the relevant Closing Date, of each of the following conditions, provided that these conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion:

     (A) The Company shall have executed each of the Transaction Documents to be executed by it and delivered copies of the same to the Investor.

     (B) The Common Stock shall be authorized for quotation on a Principal Market, trading in the Common Stock shall not have been suspended by such Principal Market or the SEC at any time beginning on the date hereof and through and including the Closing Date, and, except as set forth on the Disclosure Schedule, the Company shall not have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock.

     (C) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Investor shall have received a certificate, executed by the Company's Chief Executive Officer, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor.

     (D) The Investor shall have received the opinion of the Company's in-house general counsel dated as of the Closing Date, in form, scope and substance reasonably satisfactory to the Investor and in substantially the form of Exhibit D attached hereto.

     (E) The Company shall have executed and delivered to the Investor the Convertible Debenture(s) (in such denominations as the Investor shall request) being purchased by the Investor at the Closing.

     (F) The Company shall have executed and delivered to the Investor the Warrant(s) (in such denominations as the Investor shall request) being purchased by the Investor at such Closing.

     (G) The Board of Directors of the Company shall have adopted resolutions consistent with Section 4.2 below and in a form reasonably acceptable to the Investor (the "Resolutions").

     (H) As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock, for the purpose of effecting the conversion of, and the payment of interest on, the Convertible Debentures and the exercise of the Warrants, 1,600,000 shares of Common Stock.

     (I) The Company shall have delivered to the Investor a certificate, executed by the Company's Secretary dated the Closing Date, as to (i) the resolutions described in Section 4.2, (ii) the Articles of Incorporation and
(iii) the Bylaws, each as in effect on the Closing Date.

Section 2.2. Liquidated Damages. The parties hereto acknowledge and agree that the amounts payable by the Company to the Investor pursuant to the Registration Rights Agreement with respect to a Registration Default thereunder shall constitute liquidated damages and not penalties. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred as a result of such Registration Default is incapable or is difficult to precisely estimate, (ii) the amounts payable as a result of a Registration Default bear a reasonable proportion to and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Investor in connection with the failure by the Company to timely cause the registration of the Registrable Securities under the Registration Rights Agreement and (iii) the parties are sophisticated business persons and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's-length.

                                   ARTICLE III

                 Representations and Warranties of the Investor

The Investor represents and warrants to the Company that:

Section 3.1. Intent. The Investor is entering into this Agreement for its own account and not with a view to or for sale in connection with any distribution of the Common Stock. The Investor has no present arrangement (whether or not legally binding) at any time to sell the Securities to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold such Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with Federal and state securities laws applicable to such disposition.

Section 3.2. Sophisticated Investor. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and the Investor has such experience in business and financial matters that it has the capacity to protect its own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in the Securities. The Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

Section 3.3. Authority. This Agreement and each of the Transaction Documents that are required to be executed by the Investor have been duly authorized and validly executed and delivered by the Investor and are a valid and binding agreements of the Investor enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or other equitable principles of general application.

Section 3.4. Not an Affiliate. The Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of the Company.

Section 3.5. Absence of Conflicts. The execution, delivery and performance of this Agreement and each other Transaction Document, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof by the Investor, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Investor or (a) violate any provision of any indenture, instrument or agreement to which the Investor is a party or is subject, or by which the Investor or any of its assets is bound; (b) conflict with or constitute a material default thereunder; (c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Investor to any third party; or (d) require the approval of any third party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which the Investor is subject or to which any of its assets, operations or management may be subject.

Section 3.6. Disclosure; Access to Information. The Investor has received all documents, records, books and other publicly available information pertaining to the Investor's investment in the Company as the Investor has requested. The

Investor acknowledges that the Company is subject to the periodic reporting requirements of the Exchange Act, and the Investor has reviewed copies of all SEC Documents deemed relevant by the Investor.

Section 3.7. Manner of Sale. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

Section 3.8 Acknowledgment Regarding Investor's Purchase of Convertible Debentures. The Investor acknowledges and agrees that it is acting solely in the capacity of arm's-length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Investor further acknowledges that it is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investor's purchase of Securities. The Investor further represents to the Company that the Investor's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Investor and its representatives.

Section 3.9 No Misrepresentation. The representations and warranties of the Investor contained in this Agreement, any schedule, annex or exhibit hereto and any agreement, instrument or certificate furnished by the Investor to the Company pursuant to this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

                  Representations and Warranties of the Company

     The Company represents and warrants to the Investor that, except as set forth on the Disclosure Schedule prepared by the Company and attached hereto:

Section 4.1. Organization of the Company. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. The Company's Subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated and have the requisite corporate power and authority to own their properties and to carry on their business as now being conducted. The Company does not have any Subsidiaries and does not own more than fifty percent (50%) of or control any other business entity except as set forth in the SEC Documents. The Company and each of its Subsidiaries is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

Section 4.2. Authority. (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under the Transaction Documents and to issue the Securities pursuant to their respective terms; (ii) the execution, issuance and delivery of the Transaction Documents, the Convertible Debentures and the Warrants by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, except insofar as the Company is required to obtain the approval of its stockholders in accordance with the corporate governance rules of the Nasdaq Stock Market for issuances of Common Stock in excess of the Exchange Cap (as that term is defined in the Convertible Debentures); and (iii) the Transaction Documents have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or other equitable principles of general application. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the conversion of the Convertible Debentures and for the exercise of the Warrants. The Company understands and acknowledges the potentially dilutive effect on the Common Stock of the issuance of the Conversion Shares and the Warrant Shares. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Convertible Debentures and Warrant Shares upon exercise of the Warrants in accordance with this Agreement, the Convertible Debentures and/or the Warrants is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under 11 U.S.C. ss. 101 et seq. (the "Bankruptcy Code").

Section 4.3. Capitalization. The authorized capital stock of the Company consists of 55,000,000 shares of which 50,000,000 shares shall be designated Common Stock, $ .0004 par value per share, of which 22,667,654 shares were issued and outstanding as of August 28, 2001. 5,000,000 shares shall be designated "Preferred Stock" of which 35,897 shares are authorized, Series A Convertible Preferred Stock, $0.0004 par value; 25,899 issued and outstanding as of June 30, 2001 and 550 Shares authorized, Series B Mandatorily Redeemable Convertible Preferred Stock, $0.0004 par value; 440 issued and outstanding as of June 30, 2001. Except for (i) Series A Convertible Preferred Stock, (ii) Series B Mandatorily Redeemable Convertible Preferred Stock, (iii) outstanding options and warrants as set forth in the SEC Documents, and (iv) as set forth in the Disclosure Schedule, there are no outstanding Capital Share Equivalents nor any agreements or understandings pursuant to which any Capital Share Equivalents may become outstanding. The Company's stockholders voted to increase the authorized capital stock of the Company to 110,000,000 shares of which 100,000,000 shares shall be designated Common Stock and 10,000,000 shares shall be designated Preferred Stock; this increase will take effect when management files an amendment with the State of Delaware to the Company's Articles of Incorporation. The Company is not a party to any agreement granting preemptive, or anti-dilution rights to any person with respect to any of its equity or debt securities except for the Company's (i) Series A Convertible Preferred Stock and
(ii) Series B Mandatorily Redeemable Convertible Preferred Stock,. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully-paid and nonassessable.

Section 4.4. Common Stock. The Company has registered its Common Stock pursuant to Section 12(b) or (g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company is in compliance with all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on, a Principal Market. As of the date hereof, the Principal Market is the OTC Bulletin Board, and except as set forth in the SEC Documents, the Company has not received any notice regarding, and to its knowledge there is no threat of, the termination or discontinuance of the eligibility of the Common Stock for such listing.

Section 4.5. SEC Documents. The Company has delivered to the Investor true and complete copies of the SEC Documents. The Company has not provided the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and rules and regulations of the SEC promulgated thereunder, and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC or other applicable rules and regulations with respect thereto at the time of such inclusion. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments). Neither the Company nor any of its subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the financial statements or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the financial statements or the notes thereto included in the SEC Documents or was not incurred in the ordinary course of business consistent with the Company's past practices since the last date of such financial statements. No other information provided by or on behalf of the Company to the Investor that is not included in the SEC Documents, including, without limitation, information referred to in Section 3.6 of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

Section 4.6. Exemption from Registration; Valid Issuances. Subject to the accuracy of the Investor's representations in Article III, the Company's sale of the Convertible Debentures and its issuance of the Warrants under this Agreement does not, and the Company's issuance of the Conversion Shares on the Investor's conversion of the Convertible Debentures and the Warrant Shares on the exercise of the Warrants will not, require registration under the Securities Act and/or any applicable state securities law, except as provided for in the Registration Rights Agreement. When issued in accordance with the terms of the Convertible Debentures or issued and paid for in accordance with the Warrants, the Conversion Shares and the Warrant Shares, as the case may be, will be duly and validly issued, fully-paid, and nonassessable. Neither the sales of the Securities pursuant to, nor the Company's performance of its obligations under, the Transaction Documents will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon any of the Securities or, except as contemplated herein, any of the assets of the Company, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe for or acquire the Capital Shares or other securities of the Company. None of the Securities will subject the Investor to personal liability to the Company or its creditors by reason of the Investor's possession thereof.

Section 4.7. No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its affiliates nor any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to the sale of the Convertible Debentures or the Warrants, or (ii) has made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Securities under the Securities Act.

Section 4.8. No Conflicts. The Company's execution, delivery and performance of the Transaction Documents, the Company's performance of its obligations under the Convertible Debentures, and the Company's consummation of the transactions contemplated hereby and thereby do not and will not (i) result in a violation of the Company's Articles of Incorporation or By-Laws or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument, or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations and the rules and regulations of the Principal Market) except the applicable rules and regulations of the Nasdaq Stock Market with regard to issuances of Common Stock in excess of the Exchange Cap that may require the Company to obtain the approval of its stockholders, applicable to the Company or by which any property or asset of the Company is bound or affected. The Company is not otherwise in violation of any term of or in default under its Articles of Incorporation or By-laws, or any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company, except for possible conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not individually or in the aggregate have a Material Adverse Effect. The Company's business is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not result in a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required by the Securities Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory organization, in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations that the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not in violation of the listing requirements of the Principal Market as in effect on the date hereof and is not aware of any facts which would reasonably lead to delisting of the Common Stock by the Principal Market in the foreseeable future.

Section 4.9. No Material Adverse Change. Since June 30, 2001, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in any SEC Documents filed at least five (5) days prior to the date hereof and available on EDGAR. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to the Bankruptcy Code or any law generally affecting creditors' rights nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

Section 4.10. No Undisclosed Events, Liabilities, Developments, or Circumstances. No event, liability, development or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and that has not been publicly announced.

Section 4.11. No Integrated Offering. The Company has not, directly or indirectly, made any offers or sales of any security, or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause this offering of Securities to be integrated with prior offerings of securities by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market; nor will the Company or any of its Subsidiaries, to the best of its ability, take any action or steps that would require registration of the Securities under the Securities Act or cause the offering of the Securities to be integrated with other offerings.

Section 4.12. Litigation and Other Proceedings. Except as disclosed in the SEC Documents, there are no lawsuits or proceedings pending or, to the knowledge of the Company, threatened, against the Company or any Subsidiary or any of their officers or directors in their capacities as such, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which could reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency that could result in a Material Adverse Effect.

Section 4.13. No Misleading or Untrue Communication. Neither the Company nor, to the knowledge of the Company, any person representing the Company or any other person selling or offering to sell the Convertible Debentures or the Warrants in connection with the transaction contemplated by this Agreement, has made, at any time, any oral communication in connection with the offer or sale of the same that contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

Section 4.14. Material Non-Public Information. The Company has disclosed to the Investor material non-public information that if disclosed, would reasonably be expected to have a material effect on the price of the Common Stock and Investor shall remain bound by the terms of the confidentiality agreement signed with Company ("Confidentiality Agreement").

Section 4.15. Insurance. The Company and each subsidiary maintains property and casualty, general liability, workers' compensation, environmental hazard, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate and consistent with industry standards and the Company's historical claims experience. Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

Section 4.16. Tax Matters.

     (a) The Company and each Subsidiary have filed all Tax Returns that they are required to file under applicable laws; all such Tax Returns are true and accurate and have been prepared in compliance with all applicable laws; the Company has paid all Taxes due and owing by it or any Subsidiary (whether or not such Taxes are required to be shown on a Tax Return) and has withheld and paid over to the appropriate taxing authorities all Taxes which it or any Subsidiary is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since December 31, 2000, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company as if its current tax year were treated as ending on the date hereof.

     (b) No claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns that the Company or any Subsidiary is or may be subject to taxation by that jurisdiction. There are no foreign, Federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company or any Subsidiary; no information related to Tax matters has been requested by any foreign, Federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company or any subsidiary from any foreign, Federal, state or local taxing authority. There are no material unresolved questions or claims concerning the Company's Tax liability. The Company (A) has not executed or entered into a closing agreement pursuant to ss. 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law; and (B) has not agreed to, and is not required to, make any adjustments pursuant to ss. 481 (a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its subsidiaries, and has no knowledge that the IRS has proposed any such adjustment or change in accounting method, and does not have any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of ss. 897(c)(2) of the Code during the applicable period specified in ss. 897(c)(1)(A)(ii) of the Code.

     (c) The Company has not made an election under ss. 341(f) of the Code. The Company, to its best knowledge, is not liable for the Taxes of another person that is not a Subsidiary of the Company under (A) Treas. Reg. ss. 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any payments, is not obligated to make payments and is not a party to an agreement that could obligate it to make any payments that would not be deductible under ss. 280G of the Code.

Section 4.17. Property. Each of the Company and its subsidiaries has good and marketable title to or leasehold interests in all property real and personal (tangible or intangible) that it owns, free and clear of all liens, encumbrances and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and/or its Subsidiary; and to the Company's knowledge, any real property, mineral or water rights, and buildings that the Company holds under lease as a tenant are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and intended to be made of such property, mineral or water rights, and buildings by the Company and its Subsidiaries.

Section 4.18. Intellectual Property. Each of the Company and its Subsidiaries owns or possesses adequate and enforceable rights or licenses to use all Intellectual Property necessary for the conduct of its business as now being conducted. None of the Company's or any Subsidiary's Intellectual Property necessary to conduct its business as now conducted or as proposed to be conducted has expired or terminated, or is expected to expire or terminate within two years from the date of this Agreement. To the Company's knowledge, except as disclosed in the SEC Documents, neither the Company nor any of its subsidiaries is infringing upon or in conflict with any right of any other person with respect to any Intellectual Property. Except as disclosed in the SEC Documents, no adverse claims have been asserted by any person to the ownership or use of any Intellectual Property, and the Company has no knowledge of any basis for such claim.

Section 4.19. Internal Controls and Procedures. The Company maintains books and records and internal accounting controls that provide reasonable assurance that
(i) all  transactions  to which the Company or any  Subsidiary  is a party or by which its  properties  are bound are executed with  management's  authorization;
(ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company's consolidated assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company or any Subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with GAAP.

Section 4.20. Payments and Contributions. Neither the Company, any subsidiary, nor any of its directors, officers or, to its knowledge, other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person with respect to Company matters.

Section 4.21. Acknowledgment Regarding Investor' Purchase of Convertible Debentures. The Company acknowledges and agrees that each of the Investor is acting solely in the capacity of arm's-length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any of the Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Investor's purchase of the Securities. The Company further represents to the Investor that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

Section 4.22. Labor Matters. Neither the Company nor any of its Subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that relations with their employees are good. No executive officer (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.

Section 4.23. Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable Environmental Laws, (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the three foregoing cases, the failure to so comply would have, individually or in the aggregate, a Material Adverse Effect.

Section 4.24. Regulatory Permits. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate Federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such items would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

Section 4.25. No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that in the judgment of the Company's officers has a Material Adverse Effect. Neither the

Company nor any of its Subsidiaries is a party to any contract or agreement that in the reasonable judgment of the Company's officers has or is expected to have a Material Adverse Effect.

Section 4.26. Certain Transactions. Except as set forth in the SEC Documents filed at least ten days prior to the date hereof and except for arm's-length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed in the Disclosure Schedule, none of the officers or directors of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer or director or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer or director has a substantial interest or is an officer, director, trustee or partner.

Section 4.27. Transactions With Affiliates. Except as set forth in the SEC Documents filed at least ten days prior to the date hereof and other than the grant of stock options disclosed on the Disclosure Schedule, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

Section 4.28. Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under the laws of the state of its incorporation that is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Investor's ownership of the Securities.

Section 4.29. No Other Agreements. The Company has not, directly or indirectly, made any agreements with any Investor relating to the terms or conditions of the transactions contemplated by the Transaction Documents, except as set forth in the Transaction Documents.

Section 4.30. No Misrepresentation. The representations and warranties of the Company contained in this Agreement, any schedule, annex or exhibit hereto and any agreement, instrument or certificate furnished by the Company to the Investor pursuant to this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V

                            Covenants of the Investor

Section 5.1. Best Efforts. The Investor covenants with the Company that it shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Article II of this Agreement.

Section 5.2. Certain Selling Restrictions. So long as the Company is in compliance in all material respects with its obligations to the Investor under this Agreement, the Convertible Debenture, Warrant, and Registration Rights Agreement, during the 10 consecutive Trading Day immediately preceding any Conversion Date (as defined in the Convertible Debenture), the Investor agrees on its behalf and on behalf of its Affiliates (as defined in Rule 405 under the Securities Act) that it will not sell, or engage in any short sales with respect to, any shares of Common Stock on any Principal Market where the Common Stock is then listed for trading.

                                   ARTICLE VI

                            Covenants of the Company

Section 6.1. Best Efforts. The Company shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Article II of this Agreement.

Section 6.2. Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect, and the Company shall comply in all material respects with the terms thereof.

Section 6.3. Reservation of Common Stock. As of the date hereof, the Company has reserved, for the purpose of enabling the Company to issue the Conversion Shares and the Warrant Shares pursuant to any conversion of the Convertible Debentures or exercise of the Warrants, not less than 150% of the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and the Warrant Shares.

Section 6.4. Listing of Common Stock. The Company shall use its best efforts to maintain the listing of the Common Stock on a Principal Market and, as soon as required by the rules of the Principal Market and any other national securities exchange or automated quotation system, if any, upon which shares of Common Stock are listed, shall list the Conversion Shares and the Warrant Shares on the Principal Market and each such other exchange or system. The Company further agrees, if the Company applies to have the Common Stock traded on any other Principal Market, that it will include in such application the Conversion Shares and the Warrant Shares, and will take such other action as is necessary or desirable in the opinion of the Investor to cause the Conversion Shares and Warrant Shares to be listed on such other Principal Market as promptly as possible. The Company will take all action necessary to continue the listing and trading of its Common Stock on a Principal Market (including, without limitation, maintaining sufficient net tangible assets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market and shall provide Investor on request with copies of any correspondence to or from such Principal Market, which questions or threatens delisting of the Common Stock, upon request by the Investor, until the Investor have disposed of all of their Registrable Securities.

Section 6.5. Exchange Act Registration. The Company will cause its Common Stock to continue to be registered under Section 12(b) or (g) of the Exchange Act, will use its best efforts to comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act until the Investor have disposed of all of their Registrable Securities.

Section 6.6. Legends. The certificates evidencing the Registrable Securities shall be free of legends, except as set forth in Article IX.

Section 6.7. Corporate Existence; Conflicting Agreements. The Company will take all steps necessary to preserve and continue its corporate existence. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other Transaction Documents.

Section 6.8. Consolidation; Merger. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligation to deliver to the Investor such shares of stock and/or securities as the Investor are entitled to receive pursuant to this Agreement and the Convertible Debentures.

Section 6.9. Issuance of Convertible Debentures and Warrant Shares. To the best of the Company's knowledge the sale of the Convertible Debentures and the Warrants and the issuance of the Warrant Shares pursuant to exercise of the Warrants and the Conversion Shares upon conversion of the Convertible Debentures shall be made in accordance with the provisions and requirements of Section 4(2), Section 4(6) or Regulation D and any applicable state securities law. The Company shall file a Form D with respect to the Convertible Debentures as required under Regulation D and provide a copy thereof to the Investor promptly after such filing. The Company shall take such action as reasonably necessary to qualify the Convertible Debentures for, or obtain exemption for the Convertible Debentures for, sale to the Investor at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Investor on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under the applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

Section 6.10. Relief in Bankruptcy. The Company shall not seek judicial relief from its obligations hereunder, except pursuant to the Bankruptcy Code. In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. ss. 362 in respect of the conversion of the Convertible Debentures and the exercise of the Warrants. The Company agrees, without cost or expense to the Investor, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. ss. 362.

Section 6.11. Use of Proceeds. The Company will use the proceeds from the sale of the Convertible Debentures for general working capital purposes and in the operation of the Company's business. None of the proceeds will be used, directly or indirectly, to make any loan to or investment in any other Person (other than financing the Company's Subsidiaries in the ordinary course of business or in connection with an acquisition of another corporation or business or assets of another corporation or business).

Section 6.12. Financial Information. Until all Registrable Securities may be sold without registration under the Securities Act, the Company shall send the following to each holder of Registrable Securities if not available via the Internet through EDGAR or any similar service: (i) within five (5) business days after the filing thereof with the SEC, a copy of its Annual Report on Form 10-KSB, its Quarterly Reports on Form 10-QSB, any Current Reports on Form 8-K and any registration statements or amendments (other than on Form S-8) filed pursuant to the Securities Act; and (ii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders.

Section 6.13. Transactions With Affiliates. So long as (i) any Convertible Debentures or Warrants are outstanding or (ii) the Investor owns Conversion Shares and/or Warrant Shares with a market value equal to or greater than $500,000, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, amend, modify or supplement, or permit any Subsidiary to enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its or any Subsidiary's officers, directors, persons who were officers or directors at any time during the previous two years, stockholders who beneficially own 5% or more of the Common Stock, or affiliates or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 5% or more beneficial interest (each a "Related Party"), except for (a) customary employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement on an arm's-length basis on terms no less favorable than terms that would have been obtainable from a person other than such Related Party, or (c) any agreement, transaction, commitment or arrangement that is approved by a majority of the disinterested directors of the Company. For purposes hereof, any director who is also an officer of the Company or any Subsidiary of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement.
"Affiliate" for purposes of this Section means, with respect to any Person, another Person that, directly or indirectly, (i) has a 5% or more equity interest in that Person, (ii) has 5% or more common ownership with that Person,
(iii)  controls  that Person,  or (iv) shares  common  control with that Person.

"Control" or "controls" for purposes of this Agreement means that a Person has the power, direct or indirect, to conduct or govern the policies of another Person.

Section 6.14. DWAC. The Company shall set up and provide procedures by which issuance of its Common Stock upon conversion of the Convertible Debenture and exercise of the Warrant will be completed by filing via Deposit Withdrawal at Custodian ("DWAC") system. The details of the DWAC system procedure will be delivered to the Investor within thirty days of the Closing Date in a form satisfactory to the Investor.

                                   ARTICLE VII

                            Survival; Indemnification

Section 7.1. Survival. The representations, warranties and covenants made by each of the Company and the Investor in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

Section 7.2. Indemnity by Company. To the extent permitted by law, the Company shall indemnify and hold harmless the Investor, their respective Affiliates and their respective officers, directors, partners and members (each an "Indemnified Party"), from and against any and all Damages, and shall reimburse the Indemnified Parties for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by such Indemnified Party and to the extent arising out of or in connection with:

(i) any misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in any of the Transaction Documents, the annexes, schedules or exhibits thereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant hereto or thereto; or

(ii) any failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in any of the Transaction Documents, the annexes, schedules or exhibits thereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant hereto or thereto; or

(iii)any action instituted against the Investor, or any of them, by any stockholder of the Company who is not an Affiliate of the Investor, with respect to any of the transactions contemplated by the Transaction Documents.

provided, however, that the indemnity agreement contained in this Section 7.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), and that the Company shall not be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a statement, omission, or violation which occurs in reliance upon and in conformity with written information furnished in a certificate expressly for use in connection with such registration by any such Investor, underwriter or controlling person.

Section 7.3 Indemnity by Investor. To the extent permitted by law, each Investor will indemnify and hold harmless the Company, each of its directors and officers, any underwriters (as defined in the Securities Act) for the Company, each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the 1934 Act, and any Investor selling securities in such registration statement or any of its directors or officers or any person who controls such Investor (each an "Indemnified Party") against any losses, claims, damages, or liabilities (or actions in respect thereto) which arise out of or are based upon any of the following statements, omissions or violations ("Violation"), in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Investor in a certificate expressly for use in connection with such registration; and each such Investor will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, any person who controls the Company, any underwriter or controlling person of any such underwriter, any other such Investor, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided however, that the indemnity agreement contained in this Section 7.3 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor (which consent shall not be unreasonably withheld), and provided further that the obligations of each selling Investor of the shares sold by each such selling Investor pursuant to such registration.

Section 7.4 Contribution. If a court of competent jurisdiction holds that the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (taking into consideration, among other things, the fact that the provision of the registration rights and indemnification hereunder is a material inducement to the Investors to purchase Registrable Securities) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (taking into consideration, among other things, the fact that the provision of the registration rights and indemnification hereunder is a material inducement to the Investors to purchase Registrable Securities) but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary in this Section 7., no Investor shall be required, pursuant to this Section 7., to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of securities in the offering to which the losses, claims, damages, liabilities or expenses of the indemnified party relate.

Section 7.5. Notice. Promptly after receipt by an Indemnified Party seeking indemnification pursuant to Section 7.2 or Section 7.4 of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the other party of the commencement thereof; but the omission so to notify the other party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the other party is actually prejudiced by such omission or delay. In connection with any Claim as to which both the Indemnified Party and the other party are parties, the other party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the other party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the other party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the other party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party reasonably shall have concluded that representation of the Indemnified Party and the other party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the other party, or (z) the other party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the other party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The other party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

Section 7.6. Direct Claims. In the event an Indemnified Party should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the other party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the other party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association as set forth in
Article X. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

                                  ARTICLE VIII

         Due Diligence Review; Non-Disclosure of Non-Public Information.

Section 8.1. Due Diligence Review. Subject to Section 8.2, the Company shall make available for inspection and review by the Investor, advisors to and representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), any underwriter participating in any disposition of the Registrable Securities on behalf of the Investor pursuant to the Registration Statement, any such registration statement or amendment or supplement thereto or any blue sky, Nasdaq or other filing, all SEC Documents and other filings with the SEC, and all other publicly available corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company's officers, directors and employees to supply all such publicly available information reasonably requested by the Investor or any such representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of the Registration Statement.

Section 8.2. Non-Disclosure of Non-Public Information.

     (a) The Company shall not further disclose material non-public information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company identifies such information as being non-public information and provides the Investor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. Other than disclosure of any comment letters received from the SEC staff with respect to the Registration Statement, the Company may, as a condition to disclosing any non-public information hereunder, require the Investor' advisors and representatives to enter into a confidentiality agreement in form and content reasonably satisfactory to the Company and the Investor. With respect to material non-public information disclosed to Investor prior to Closing under Confidentiality Agreement, Investor shall remain bound by the terms of that Confidentiality Agreement.

     (b) Nothing herein shall require the Company to disclose material non-public information to the Investor or their advisors or representatives, and the Company represents that, outside of disclosures made pursuant to written confidentiality agreements, it does not disseminate material non-public information to any investors who purchase stock in the Company in a public offering, to money managers or to securities analysts; provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, promptly notify the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting material non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 8.2 shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information as set forth in Section 8.2(a)) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE IX

                      Legends; Transfer Agent Instructions

Section  9.1.  Legends.   Unless  otherwise  provided  below,  each  certificate
representing Registrable Securities will bear the following legend or equivalent (the "Legend"):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM SUCH REGISTRATION.

Section 9.2. No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in Section 9.1 has been or shall be placed on the share certificates representing the Registrable Securities and no instructions or "stop transfer orders," "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article IX.

Section 9.3. Investor' Compliance. Nothing in this Article shall affect in any way the Investor's obligations to comply with all applicable securities laws upon resale of the Common Stock including delivery of the resale prospectus to the purchaser of such securities.

Section  9.4.  Transfers  without  Registration.  If the  Investor  provides the
Company with an opinion of counsel, in generally acceptable form, that registration of a resale by the Investor of any Securities is not required under the Securities Act, the Company shall permit the transfer and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Investor and, if such opinion provides that such legends can be removed, without any restrictive legends.

Section 9.5. Injunctive Relief. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Article XI will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Article XI, that the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.


                                    ARTICLE X

                           Choice of Law; Arbitration

Section 10.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made in the State of Delaware without regard to its principles of conflicts of laws.

Section 10.2. Arbitration. Any dispute under this Agreement shall be submitted to arbitration under the American Arbitration Association (the "AAA") in New York, New York, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in the City of New York, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, that the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of Delaware. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The Board of Arbitration shall be authorized and is hereby directed to enter a default judgment against any party failing to participate in any proceeding hereunder within the time periods set forth in the AAA rules. The non-prevailing party to any arbitration

(as determined by the Board of Arbitration) shall pay the expenses of the prevailing party, including reasonable attorneys' fees, in connection with such arbitration. Any party shall be entitled to obtain injunctive relief from a court in any case where such relief is available, and the non-prevailing party to any such injunctive proceeding shall pay the expenses of the prevailing party, including reasonable attorneys' fees, in connection with such proceeding.

                                   ARTICLE XI

                                   Assignment

Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by any party to any other person. Notwithstanding the foregoing,
(a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any permitted transferee of any Securities, and (b) upon the prior written consent of the Company, which consent shall not unreasonably be withheld or delayed, the Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any other Person (including any affiliate of the Investor) who agrees to make the representations and warranties contained in Article III and who agrees to be bound by the terms of this Agreement.


                                   ARTICLE XII

                                     Notices

All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) hand delivered, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of sending by reputable courier service, fully prepaid, addressed to such address, or (c) upon actual receipt of such mailing, if mailed. The addresses for such communications shall be:

If to the Company:                     DBS Industries, Inc.
                                       100 Shoreline Highway, Suite 190A
                                       Mill Valley, CA 94941
                                       Attn:  Randy Stratt
                                       Tel:  (415) 380-8055
                                       Fax:  (415) 380.8199
with a copy to:                        Bartel, Eng & Schroder
(which shall not constitute notice)    300 Capitol Mall, Suite 1100
                                       Sacramento, CA  95814
                                       Attention: Dan Eng, Esq.
                                       Telephone:  (916) 442-0400
                                       Facsimile:  (916) 442-3442

If to the Investor:                    As set forth on the signature page hereto

with a copy to:                        Herbert H. Sommer, Esq.
(shall not constitute notice)          Sommer & Schneider LLP
                                       595 Stewart Avenue, Suite 710
                                       Garden City, NY 11530
                                       Telephone:  (516) 228-8181
                                       Facsimile:  (516) 228-8211


Either party hereto may from time to time change its address or facsimile number for notices under this Article XII by giving written notice of such changed address or facsimile number to the other party hereto as provided in this
Article XII.

                                  ARTICLE XIII

                                  Miscellaneous

Section 13.1. Counterparts/ Facsimile/ Amendments. This Agreement may be executed in multiple counterparts, each of which may be executed by fewer than all of the parties, and shall be deemed to be an original instrument that shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

Section 13.2. Entire Agreement. This Agreement, the other Transaction Documents, which include, but are not limited to, the Convertible Debentures, the Warrants, the Escrow Agreement, the Registration Rights Agreement and the Irrevocable Transfer Agent Instructions, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersede all prior and contemporaneous agreements, negotiations and understandings between and among the parties, both oral and written, relating to the subject matter hereof. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

Section 13.3. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without such provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section 13.4. Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 13.5. Number and Gender. One or more Investor may be parties to this Agreement, which Investor may be natural persons or entities. All references to plural Investor shall apply equally to a single Investor if there is only one Investor, and all references to the Investor as "it" shall apply equally to a natural person.

Section 13.6. Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written agreement of the Investor and the Company shall be required to employ any other reporting entity.

Section 13.7. Replacement of Certificates. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing any Securities and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form to the Company (which shall not include the posting of any bond) or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

Section 13.8. Fees and Expenses. Each of the Company and the Investor agrees to pay its own expenses incident to the performance of its obligations hereunder, except that the Company shall pay to the Person directed by Investor a fee of 6% of the total purchase price of the Convertible Debentures purchased at the Closing.

Section 13.9. Brokerage. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party except for Madison and Wall, whose fee shall be paid by the Company. The Company on the one hand, and the Investor, on the other hand, each agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

Section 13.10. Publicity. The Company agrees that it will not issue any press release or other public announcement of the transactions contemplated by this Agreement without the prior consent of the Investor, which shall not be unreasonably withheld nor delayed by more than two (2) Trading Days from their receipt of such proposed release. No release shall name the Investor without their express consent.

Section 13.11. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 13.12. Termination. If the initial Closing shall not have occurred on or before fifteen (15) business days from the date hereof due to the Company's or the Investor's failure to satisfy the conditions set forth in Article II above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 13.12, the Company shall remain obligated to reimburse the non-breaching Investor for the expenses described in
Section 13.8 above.

Section 13.13. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

Section 13.14. Remedies. The Investor and each Holder of Securities shall have all rights and remedies set forth in this Agreement and the Convertible Debentures and all rights and remedies that such Holders have been granted at any time under any other agreement or contract and all of the rights that such Holders have under any law. Any person or entity having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

Section 13.15. Payment Set Aside. To the extent that the Company makes a payment or payments to the Investor hereunder or pursuant to the Convertible Debentures or the Investor enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, by a trustee, receiver or any other person or entity under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.


                  [THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                    DBS INDUSTRIES, INC.



                                    By:
                                        ------------------------------------
                                        Name:  Stanton C. Lawson
                                        Title: Chief Financial Officer


                                    Investor: AZURE CAPITAL HOLDINGS LLC


                                    By:
                                        ------------------------------------
                                        Name: George Sandhu
                                        Authorized Signatory



Jurisdiction of Incorporation: Bermuda
Principal Amount of Convertible Debentures
Purchased:   $ 500,000
Number of Warrants:  250,000
Purchase Price (principal amount of
Convertible Debentures
Purchased): $500,000
Closing Date: August 31, 2001

Azure Capital Holdings LLC
400 Garden City Plaza, Suite 201
Garden City, NY  11530
Telephone:  (212) 785-4000
Facsimile:  (212) 785-0026